EXHIBIT 32(b)

CERTIFICATION

Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Brinker International, Inc. (the “Company”), hereby certifies that the Company’s quarterly report on Form 10-Q for the quarter ended September 28, 2005 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 7, 2005

	By:	/s/ Charles M. Sonsteby
Name: Charles M. Sonsteby
Title: Executive Vice President and
Chief Financial Officer
(Principal Financial Officer)